MOODY'S CORPORATION REPORTS RESULTS FOR FIRST QUARTER 2024

NEW YORK, NY - May 2, 2024 - Moody's Corporation (NYSE: MCO) today announced results for the first quarter of 2024, and updated select metrics within its outlook for full year 2024.

FIRST QUARTER SUMMARY FINANCIALS

Moody’s Corporation (MCO) Revenue	Moody’s Analytics (MA) Revenue	Moody’s Investors Service (MIS) Revenue
1Q 2024	1Q 2024	1Q 2024
$1.8 billion ⇑ 21%	$799 million ⇑ 8%	$987 million ⇑ 35%

MCO Diluted EPS	MCO Adjusted Diluted EPS[1]	MCO FY 2024 Projected
1Q 2024	1Q 2024	Diluted EPS
$3.15 ⇑ 16%	$3.37 ⇑ 13%	$9.55 to $10.15
Adjusted Diluted EPS[1]
$10.40 to $11.00

“Our strong first quarter financial performance is a testament to the unique power of our franchise, delivering tremendous operating leverage as issuance markets rebound, enabling us to fund innovation and investment in our business while delivering strong earnings growth. This innovation and investment enables Moody’s to capture new opportunities in the era of exponential risk.”

Rob Fauber President and Chief Executive Officer

"Moody’s delivered impressive 21% revenue growth for the first quarter. Moody’s Investors Service revenue grew 35%, fueled by improved market conditions and opportunistic activity which drove strong issuance across multiple asset classes. Moody’s Analytics delivered 8% revenue and 10% ARR[2] growth driven by strong demand for our KYC solutions and industry-leading data. In light of these results, we are narrowing our Adjusted Diluted EPS[1] guidance to be in the range of $10.40 to $11.00[3].”

Noémie Heuland Chief Financial Officer

[1] Refer to the tables at the end of this press release for reconciliations of adjusted measures to U.S. GAAP.
[2] Refer to Table 9 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.
[3] Guidance as of May 2, 2024. Refer to Table 11 - “2024 Outlook” for a complete list of guidance, as well as assumptions used by the Company with respect to its guidance.

REVENUE

Moody’s Corporation (MCO)

Quarterly Revenue ($ millions)
$1,470
$733
$737
$1,786
$987
$799
1Q 2023
1Q 2024
MA
MIS

First Quarter 2024
•Revenue increased 21% from the prior-year period.
•MA recorded its 65th consecutive quarter of growth with revenue up 8% from the prior-year period.
•MIS’s revenue grew 35% from the prior-year period, as debt capital markets surged with opportunistic issuance due to improved market conditions.
•Foreign currency exchange had an immaterial impact on MCO, MA and MIS’s revenues.

Moody’s Analytics (MA)

Quarterly Revenue ($ millions)
$737
$188
$215
$334
$799
$212
$222
$365
1Q 2023
1Q 2024
Decision Solutions
Research & Insights
Data & Information

Annualized Recurring Revenue
Year-Over-Year Growth
10%
9%
9%
11%
10%
11%
6%
12%
March 31, 2023
March 31, 2024
Decision Solutions
Research & Insights
Data & Information

First Quarter 2024
•Revenue grew 8% from the prior-year period.
•Recurring revenue represented 95% of total MA revenue.
•ARR[2] is now $3.1 billion, up 10% from $2.8 billion in the prior year as our unparalleled data, analytics and workflow solutions continue to meet in-demand use cases across a broad base of financial, corporate and government sector customers.
•Full year guidance[3] for ARR growth, a constant currency and organic metric, remains in the low-double-digit percent range.
•Full year guidance[3] for MA revenue growth is now in the high-single-digit percentage range, primarily as a result of a strengthened U.S. dollar in recent months.

Moody’s Investors Service (MIS)

Quarterly Changes in Rated Issuance Volumes & Revenue

Total MIS
36%
35%
Investment Grade
21%
28%
Leveraged Loans
118%
163%
High Yield Bonds
81%
109%
Structured Finance
64%
15%
Financial Institutions
30%
37%
Public, Project and Infrastructure Finance
(2)%
9%
Issuance
Revenue

First Quarter 2024
•Strong start to the year with revenue up 35% compared to the prior-year period.
•Opportunistic issuers took advantage of tight credit spreads and strong investor demand ahead of potential macroeconomic and geopolitical-related volatility later in the year.
•Revenue growth was led by Corporate Finance, which increased by 49% from the prior-year period. Heightened refinancing levels and improving M&A activity drove a 118% increase in leveraged loan issuance activity. The investment grade sector benefitted from significant deal flow, including a number of jumbo-sized deals across multiple sectors.
•Structured Finance revenue grew across multiple asset classes as tighter spreads drove a significant increase in issuance, primarily in CLOs and ABS.
•Issuance levels from Financial Institutions were the strongest in recent years and were favorably impacted by elevated infrequent issuer activity.
•Public, Project and Infrastructure Finance revenue benefitted from a favorable issuance mix.

OPERATING EXPENSES AND MARGIN

MCO Operating Expenses
Note: FY 2024F guidance as of May 2, 2024. Refer to Table 11 - “2024 Outlook” for a complete list of guidance, as well as assumptions used by the Company with respect to its guidance.

First Quarter 2024	Full Year 2024 Forecast[3]
•Operating expenses grew 8% from the prior-year period, due to ongoing investments in product and technology innovation initiatives coupled with an increase in incentive compensation accruals and stock-based compensation.
•Growth in operating expenses was partially offset by benefits captured from actions pursuant to the 2022 – 2023 Geolocation Restructuring Program.
•Foreign currency translation unfavorably impacted operating expenses by 1%.

•Operating expenses projected to increase in the mid-to-high-single-digit percent range in 2024.
•Underlying drivers of operating growth largely unchanged, including the impact of incremental strategic investments in platforming, product innovation and Generative AI initiatives.
•Foreign currency translation expected to have an immaterial impact on full year 2024 operating expenses.

Operating Margin and Adjusted Operating Margin[1]

Quarterly MCO Operating Margin &
Adjusted Operating Margin
37.7%
44.8%
44.6%
50.7%
Operating Margin
Adjusted Operating Margin
1Q 2023
1Q 2024

Quarterly MA & MIS
Adjusted Operating Margin
28.9%
29.7%
56.8%
64.6%
MA
MIS
1Q 2023
1Q 2024

First Quarter 2024
•MCO’s operating margin was 44.8% and adjusted operating margin[1] was 50.7%.
•MA’s adjusted operating margin was 29.7%, up from 28.9% in the prior-year period as strategic investments continue to be balanced by ongoing cost management initiatives.
•MIS’s adjusted operating margin was 64.6%, up from 56.8% in the prior-year period, underscoring the operational leverage of the business and the disciplined approach to expense management.
•Foreign currency translation had an immaterial impact on both operating and adjusted operating margins[1].

EARNINGS PER SHARE (EPS)

Diluted EPS and Adjusted Diluted EPS[1]

First Quarter 2024
•Both Diluted and Adjusted Diluted EPS[1] increased from the prior-year period, primarily due to strong MIS revenue from elevated issuance activity and sustained market demand for MA’s data, analytics and software solutions.
•The Effective Tax Rate was 23.3%, significantly higher than the 1.0% reported in the prior-year period, due to favorable resolutions of uncertain tax positions within U.S. domestic and foreign tax jurisdictions in the first quarter of 2023.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[1]

•Cash flow from operations for the first three months was $775 million and free cash flow[1] was $697 million.
•The increase in free cash flow[1] was mainly driven by higher net income from revenue growth from both segments, primarily in MIS. The increase reflects the relevance and continued demand for ratings, data and software analytics.
•On April 26, 2024, the Board of Directors declared a regular quarterly dividend of $0.85 per share of MCO Common Stock. The dividend will be payable on June 7, 2024, to stockholders of record at the close of business on May 17, 2024.
•During the first quarter of 2024, Moody’s repurchased 0.3 million shares at an average cost of $384.20 per share and issued net 0.5 million shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•On February 5, 2024, the Board of Directors approved an additional $1 billion in share repurchase authority. As of March 31, 2024, Moody’s had 182.6 million shares outstanding, with approximately $1.2 billion of share repurchase authority remaining.
•As of March 31, 2024, Moody's had $6.9 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2024, as of May 2, 2024, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. This outlook also reflects assumptions about global GDP growth, and the impacts resulting from changes in international conditions, including as a result of the Russia-Ukraine military conflict, and the military conflict in Israel and surrounding areas. Actual full year 2024 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Current Assumption	Last Publicly Disclosed Assumption
U.S. GDP(1) growth	1.5% - 2.5%	1.0% - 2.0%
Euro area GDP(1) growth	0.5% - 1.5%	NC
Global policy rates	To remain elevated, with some gradual rate reductions in the second half of 2024	Gradual rate reductions starting in 2Q of 2024
U.S. high yield spreads	To fluctuate around 350 - 450 bps, with periodic volatility	To fluctuate around 400 - 500 bps, with periodic volatility
U.S. inflation rate	To decline towards 2.0% by year-end	To decline to 2.0% by year-end
Euro area inflation rate	Large economies to decline towards 2.0% by year-end	Large economies to decline to around 2.0% by year-end
U.S. unemployment rate	To fluctuate around 4.0% during the year	To average between 4.0% - 4.5% for the full year
Global high yield default rate	Decrease towards 3.0% - 3.5% by year-end	Rise towards 5.0% in 1H 2024 and then ease to around 4.0% by year-end
Global MIS rated issuance	Increase in the mid-to-high-single-digit percent range	NC
GBP/USD exchange rate	$1.26 for the remainder of the year	$1.27 for the full year
EUR/USD exchange rate	$1.08 for the remainder of the year	$1.10 for the full year
NC - There is no difference between the Company’s current assumption and the last publicly disclosed assumption for this item.
Note: All current assumptions are as of May 2, 2024. All last publicly disclosed assumptions are as of February 13, 2024.
(1) GDP growth represents real GDP.

A full summary of Moody's full year 2024 guidance as of May 2, 2024, is included in Table 11 – “2024 Outlook” at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	May 2, 2024, at 11:30 a.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-800-715-9871
	Other callers	‘+1-646-307-1963
	Passcode	515 6491
Dial In Replay	A replay will be available immediately after the call on May 2, 2024, and until June 1, 2024.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-647-362-9199
	Passcode	515 6491

ABOUT MOODY’S CORPORATION
In a world shaped by increasingly interconnected risks, Moody’s (NYSE:MCO) data, insights, and innovative technologies help customers develop a holistic view of their world and unlock opportunities. With a rich history of experience in global markets and a diverse workforce of approximately 15,000 across more than 40 countries, Moody’s gives customers the comprehensive perspective needed to act with confidence and thrive. Learn more at moodys.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Stockholders and investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. These factors, risks and uncertainties include, but are not limited to: the impact of general economic conditions (including significant government debt and deficit levels, and inflation and related monetary policy actions by governments in response to inflation) on worldwide credit markets and on economic activity, including on the volume of mergers and acquisitions, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the global impacts of the Russia - Ukraine military conflict and the military conflict in Israel and the surrounding areas on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide, on global relations and on the Company's own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs, such as the 2022 - 2023 Geolocation Restructuring Program; currency and foreign exchange volatility; the outcome of any review by tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, such as our acquisition of RMS, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2023, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
Amounts in millions, except per share amounts	2024	2023

Revenue	$1,786	$1,470

Expenses:
Operating	467	428
Selling, general and administrative	413	386
Depreciation and amortization	100	88
Restructuring	5	14
Total expenses	985	916

Operating income	801	554
Non-operating (expense) income, net
Interest expense, net	(62)	(48)
Other non-operating income, net	13	—
Total non-operating (expense) income, net	(49)	(48)
Income before provision for income taxes	752	506
Provision for income taxes	175	5
Net income attributable to Moody's Corporation	$577	$501

Earnings per share attributable to Moody's common shareholders
Basic	$3.16	$2.73
Diluted	$3.15	$2.72

Weighted average number of shares outstanding
Basic	182.6	183.3
Diluted	183.4	184.1

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,476	$2,130
Short-term investments	58	63
Accounts receivable, net of allowance for credit losses of $35 in 2024 and $35 in 2023	1,835	1,659
Other current assets	437	489
Total current assets	4,806	4,341
Property and equipment, net of accumulated depreciation of $1,320 in 2024 and $1,272 in 2023	613	603
Operating lease right-of-use assets	260	277
Goodwill	5,909	5,956
Intangible assets, net	1,983	2,049
Deferred tax assets, net	270	258
Other assets	1,170	1,138
Total assets	$15,011	$14,622
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$976	$1,076
Current portion of operating lease liabilities	109	108
Current portion of long-term debt	685	—
Deferred revenue	1,612	1,316
Total current liabilities	3,382	2,500
Non-current portion of deferred revenue	61	65
Long-term debt	6,259	7,001
Deferred tax liabilities, net	458	402
Uncertain tax positions	201	196
Operating lease liabilities	280	306
Other liabilities	635	676
Total liabilities	11,276	11,146

Total Moody's shareholders' equity	3,575	3,318
Noncontrolling interests	160	158
Total shareholders' equity	3,735	3,476
Total liabilities and shareholders' equity	$15,011	$14,622

Table 3 - Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
Amounts in millions	2024	2023
Cash flows from operating activities
Net income	$577	$501
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	100	88
Stock-based compensation	53	47
Deferred income taxes	25	—
Provision for credit losses on accounts receivable	4	3
Net changes in other operating assets and liabilities	16	(31)
Net cash provided by operating activities	775	608

Cash flows from investing activities
Capital additions	(78)	(73)
Purchases of investments	(50)	(45)
Sales and maturities of investments	46	55
Purchases of investments in non-consolidated affiliates	(2)	—
Cash paid for acquisitions, net of cash acquired	(12)	—
Net cash used in investing activities	(96)	(63)

Cash flows from financing activities
Proceeds from stock-based compensation plans	20	11
Repurchase of shares related to stock-based compensation	(53)	(45)
Treasury shares	(120)	(41)
Dividends	(155)	(141)
Net cash used in financing activities	(308)	(216)
Effect of exchange rate changes on cash and cash equivalents	(25)	21
Increase in cash and cash equivalents	346	350
Cash and cash equivalents, beginning of period	2,130	1,769
Cash and cash equivalents, end of period	$2,476	$2,119

Table 4 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended March 31,
Amounts in millions	2024	2023
Interest:
Expense on borrowings	$(74)	$(70)
UTPs and other tax related liabilities(1)	(4)	18
Net periodic pension costs - interest component	(6)	(6)
Income	22	10
Total interest expense, net	$(62)	$(48)
Other non-operating income, net:
FX loss	$(3)	$(26)
Net periodic pension income - non-service and non-interest cost components	8	9
Income from investments in non-consolidated affiliates	—	2
Gain on investments	3	5
Other(2)	5	10
Other non-operating income, net	$13	$—
Total non-operating (expense) income, net	$(49)	$(48)

(1) The amount for the three months ended March 31, 2023 reflects a $22 million reduction of tax-related interest expense primarily related to the resolutions of tax matters.
(2) The amount for the three months ended March 31, 2023 reflects a benefit of $9 million related to the favorable resolutions of various tax matters.

Table 5 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended March 31,
	2024				2023
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$799	$987	$—	$1,786	$737	$733	$—	$1,470
Intersegment revenue	3	47	(50)	—	3	45	(48)	—
Total revenue	802	1,034	(50)	1,786	740	778	(48)	1,470
Operating, SG&A	564	366	(50)	880	526	336	(48)	814
Adjusted Operating Income	$238	$668	$—	$906	$214	$442	$—	$656
Adjusted Operating Margin	29.7%	64.6%		50.7%	28.9%	56.8%		44.6%
Depreciation and amortization	82	18	—	100	70	18	—	88
Restructuring	2	3	—	5	8	6	—	14
Operating income				$801				$554
Operating margin				44.8%				37.7%

Table 6 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents perpetual software license fees and revenue from software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents subscription-based revenue.

	Three Months Ended March 31,
	2024			2023
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions	$37	$328	$365	$40	$294	$334
	10%	90%	100%	12%	88%	100%
Research & Insights	$4	$218	$222	$5	$210	$215
	2%	98%	100%	2%	98%	100%
Data & Information	$1	$211	$212	$—	$188	$188
	—%	100%	100%	—%	100%	100%
Total MA	$42	$757	$799	$45	$692	$737
	5%	95%	100%	6%	94%	100%

Corporate Finance	$399	$130	$529	$230	$126	$356
	75%	25%	100%	65%	35%	100%
Structured Finance	$59	$55	$114	$45	$54	$99
	52%	48%	100%	45%	55%	100%
Financial Institutions	$122	$73	$195	$70	$72	$142
	63%	37%	100%	49%	51%	100%
Public, Project and Infrastructure Finance	$96	$45	$141	$86	$43	$129
	68%	32%	100%	67%	33%	100%
MIS Other	$1	$7	$8	$—	$7	$7
	12%	88%	100%	—%	100%	100%
Total MIS	$677	$310	$987	$431	$302	$733
	69%	31%	100%	59%	41%	100%

Total Moody's Corporation	$719	$1,067	$1,786	$476	$994	$1,470
	40%	60%	100%	32%	68%	100%

Table 7 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; and ii) restructuring charges/adjustments. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments are excluded as the frequency and magnitude of these charges may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended March 31,
Amounts in millions	2024	2023
Operating income	$801	$554
Depreciation and amortization	100	88
Restructuring	5	14
Adjusted Operating Income	$906	$656
Operating margin	44.8%	37.7%
Adjusted Operating Margin	50.7%	44.6%

Table 8 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus cash paid for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow.
Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Three Months Ended March 31,
Amounts in millions	2024	2023
Net cash provided by operating activities	$775	$608
Capital additions	(78)	(73)
Free Cash Flow	$697	$535
Net cash used in investing activities	$(96)	$(63)
Net cash used in financing activities	$(308)	$(216)

Table 9 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on a constant currency organic basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including training, one-time services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, ARR excludes contracts related to acquisitions to provide additional perspective in assessing growth excluding the impacts from certain acquisition activity.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	March 31, 2024	March 31, 2023	Change	Growth
MA ARR
Decision Solutions
Banking	$424	$389	$35	9%
Insurance	552	500	52	10%
KYC	344	291	53	18%
Total Decision Solutions	$1,320	$1,180	$140	12%
Research and Insights	895	843	52	6%
Data and Information	844	761	83	11%
Total MA ARR	$3,059	$2,784	$275	10%

Table 10 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; and ii) restructuring charges/adjustments.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended March 31,
Amounts in millions	2024		2023
Net Income attributable to Moody's common shareholders		$577		$501
Pre-tax Acquisition-Related Intangible Amortization Expenses	$49		$51
Tax on Acquisition-Related Intangible Amortization Expenses	(12)		(12)
Net Acquisition-Related Intangible Amortization Expenses		37		39
Pre-tax restructuring	$5		$14
Tax on restructuring	(1)		(4)
Net restructuring		4		10
Adjusted Net Income		$618		$550

	Three Months Ended March 31,
	2024		2023
Diluted earnings per share attributable to Moody's common shareholders		$3.15		$2.72
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.27		$0.28
Tax on Acquisition-Related Intangible Amortization Expenses	(0.07)		(0.06)
Net Acquisition-Related Intangible Amortization Expenses		0.20		0.22
Pre-tax restructuring	$0.03		$0.08
Tax on restructuring	(0.01)		(0.03)
Net restructuring		0.02		0.05
Adjusted Diluted EPS		$3.37		$2.99

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 11 - 2024 Outlook
Moody’s updated outlook for full year 2024, as of May 2, 2024, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 7 of this earnings release.

Full Year 2024 Moody's Corporation Guidance as of May 2, 2024
MOODY'S CORPORATION	Current Guidance	Last Publicly Disclosed Guidance
Revenue	Increase in the high-single-digit to low-double-digit percent range	NC
Operating Expenses	Increase in the mid-to-high-single-digit percent range	NC
Operating Margin	37% to 39%	NC
Adjusted Operating Margin (1)	44% to 46%	NC
Interest Expense, Net	$240 - $260 million	NC
Effective Tax Rate	22% to 24%	NC
Diluted EPS	$9.55 to $10.15	$9.45 to $10.20
Adjusted Diluted EPS (1)	$10.40 to $11.00	$10.25 to $11.00
Operating Cash Flow	$2.3 to $2.5 billion	NC
Free Cash Flow (1)	$1.9 to $2.1 billion	NC
Share Repurchases	Approximately $1.0 billion (subject to available cash, market conditions, M&A opportunities, and other ongoing capital allocation decisions)	NC
Moody's Analytics (MA)	Current Guidance	Last Publicly Disclosed Guidance
MA Revenue	Increase in the high-single-digit percent range	Increase of approximately 10%
ARR (2)	Increase in the low-double-digit percent range	NC
MA Adjusted Operating Margin	30% to 31%	NC
Moody's Investors Service (MIS)	Current Guidance	Last Publicly Disclosed Guidance
MIS Revenue	Increase in the high-single-digit to low-double-digit percent range	NC
MIS Adjusted Operating Margin	56% to 58%	55.5% to 57.5%
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of May 2, 2024. All last publicly disclosed guidance is as of February 13, 2024.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Refer to Table 9 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2024
Operating margin guidance	37% to 39%
Depreciation and amortization	Approximately 7%
Restructuring	Negligible
Adjusted Operating Margin guidance	44% to 46%

Projected for the Year Ended December 31, 2024
Operating cash flow guidance	$2.3 to $2.5 billion
Less: Capital expenditures	Approximately $0.4 billion
Free Cash Flow guidance	$1.9 to $2.1 billion

Projected for the Year Ended December 31, 2024
Diluted EPS guidance	$9.55 to $10.15
Acquisition-Related Intangible Amortization	Approximately $0.80
Restructuring	Approximately $0.05
Adjusted Diluted EPS guidance	$10.40 to $11.00